UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Merck & Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a transcript of a video presentation given by Kenneth C. Frazier, Executive Vice President and President, Global Human Health, of Merck & Co., first available to employees on March 16, 2009.

Behind the Merger with Ken Frazier

This is an exciting opportunity for global human health and Merck because the proposed combination of Schering and Merck provides a significantly broader portfolio of products which are complementary to our existing franchises. At the same time it allows us to expand our business across geographic regions where Schering is very strong outside the U.S. with about 70% of its sales. Most importantly it allows our sales representatives who already have very strong relationships with their customers to have an even broader set of products, to be even more relevant to our customers on every level.

This combination is also good for patients because it allows us to bring to physicians and caregivers a broader line of therapies.

Currently Merck has Fosamax plus D as well as Gardasil and these products respond to the needs of women who have osteoporosis as well as protecting women against cervical cancer. Now, together, we will have products that address fertility needs as well as contraceptive needs. So once again, we bring forward a broader stable of products that meet the needs of women across the age spectrum.

Over the past few years, we’ve been working very hard in Global Human Health to ensure that our customer facing model meets the needs of all of our customers: patients, payers, and physicians. Schering-Plough has also worked on having a more customer- centric model. As we bring together these businesses, I believe we’ll have the basis to combine them and to ensure that our customers have the right kinds of interactions across the spectrum of opportunities that we would like to provide them.

What’s most exciting to me about this merger, is that this combination provides us with a strong, deep, group of products that are in the market now. But perhaps most importantly, because this business is about innovation, I am excited about the pipelines that we are bringing together once again in complementary areas of medicine. And I believe when you look at this broad, deep pipeline of novel products, you will see that this combination will make Merck and Schering together a formidable, strong company for many years to come.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the actual terms of the financing required for the merger and/or the failure to obtain such financing; the failure of Schering-Plough or Merck stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Merck’s and Schering-Plough’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s and Schering-Plough’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2008 Annual Report on Form 10-K, Schering-Plough’s 2008 Annual Report on Form 10-K and each company’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).

Additional Information

In connection with the proposed transaction, Schering-Plough will file a registration statement, including a joint proxy statement of Merck and Schering-Plough, with the SEC.  Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they will contain important information.  Investors may obtain free copies of the registration statement and joint proxy statement when they become available, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2008 annual meeting of shareholders, filed with the SEC on April 23, 2008, and information regarding Merck’s directors and executive officers is available in Merck’s proxy statement for its 2009 annual meeting of stockholders, filed with the SEC on March 13, 2009.  Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration statement and joint proxy statement filed with the SEC in connection with the proposed transaction.